EXHIBIT NO. 99.(a)4

MASSACHUSETTS INVESTORS TRUST

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES, AND

CLASS R5 SHARES

Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of Massachusetts Investors Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R3, Class R4, and Class R5 shares of the Trust (as defined in the Declaration), as follows:

The class of shares previously designated as “Class R3 Shares” shall be redesignated as “Class R2 Shares,” the class of shares previously designated as “Class R4 Shares” shall be redesignated as “Class R3 Shares,” and the class of shares previously designated as “Class R5 Shares” shall be redesignated as “Class R4 Shares.”

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of April 22, 2008, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler
804 W. Park Avenue
State College PA 16803

LAWRENCE H. COHN
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA 02467

DAVID H. GUNNING
David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH 44106

WILLIAM R. GUTOW
William R. Gutow
3 Rue Dulac
Dallas TX 75230

MICHAEL HEGARTY
Michael Hegarty
177 Old Briarcliff Road
Briarcliff Manor NY 10510

J. ATWOOD IVES
J. Atwood Ives
17 West Cedar Street
Boston MA 02108

ROBERT J. MANNING
Robert J. Manning
13 Rockyledge Road
Swampscott MA 01907

LAWRENCE T. PERERA
Lawrence T. Perera
18 Marlborough Street
Boston MA 02116

ROBERT C. POZEN
Robert C. Pozen
9 Arlington Street
Boston MA 02116

J. DALE SHERRATT
J. Dale Sherratt
86 Farm Road
Sherborn MA 01770

LAURIE J. THOMSEN
Laurie J. Thomsen
235 Nashawtuc Road
Concord MA 01742

ROBERT W. UEK
Robert W. Uek
536 Tierra Mar Lane
Naples FL 34108